Fingerhut Receivables, Inc. Securityholder's Statement		Class A	Fingerhut Master Trust Series 1998-2 Class B	CTO	Class D	Monthly Report Aug-2002 Total
(i)	Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

(ii)	Security Principal Distributed	22,500,000.00	0.00	0.00		22,500,000.00

(iii)	Security Interest Distributed	1,752,187.50	277,412.80	148,909.97		2,178,510.27

Security Principal Distributed per $1,000		66.6666667	0.0000000	0.0000000

Security Interest Distributed per $1,000		5.1916667	5.4250000	2.4266666

(iv)	Principal Collections	13,678,521.75	2,072,488.56	2,487,018.69	2,487,018.69	20,725,047.69
(v)	Finance Collections	10,840,231.17	1,710,196.99	2,052,263.14	2,052,263.14	16,654,954.44
	Recoveries	1,660,370.58	265,059.74	318,075.83	318,075.83	2,561,581.98
	Defeasance Funding Acct Earnings	0.00	0.00	0.00	0.00	0.00

	Total Finance Collections	12,500,601.75	1,975,256.73	2,370,338.97	2,370,338.97	19,216,536.42

	Total Collections	26,179,123.50	4,047,745.29	4,857,357.66	4,857,357.66	39,941,584.11

(vi)	Total Receivables in Trust					936,762,256.96

	Aggregate Amount of Principal Receivables					783,815,089.96

	Invested Amount (End of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Floating Allocation Percentage	40.1880500%	6.5239877%	7.8288873%	7.8288873%	62.3698123%

	Fixed/Floating Allocation Percentage	43.0586250%	6.5239877%	7.8288873%	7.8288873%	65.2403873%

	Invested Amount (Beginning of Month)	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Average Daily Invested Amount					511,364,000.00

(vii)	Receivable Delinquencies
	Current				76.81%	738,631,262.73
	30 Days to 59 Days				6.73%	64,701,959.91
	60 Days to 89 Days				4.95%	47,588,101.86
	90 Days and Over				11.51%	110,754,431.67

	Total Receivables				100.00%	961,675,756.17

(viii)	Aggregate Investor Default Amount					11,083,215.57

	As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					28.26%

(ix)	Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x)	Servicing Fee	517,808.22	78,455.23	94,147.51	94,147.51	784,558.47

(xii)	Unreimbursed Redirected Principal Collections		0.000000	0.000000	0.000000	0.000000

(xiii)	Excess Funding Account Balance					0.00

(xiv)	CTO Trigger Event Occurrence					None

	CTO Reserve Amount					N/A

(xv)	Number of New Accounts Added to the Trust					200

(xvi)	Revolving Receivables Reserve Account Balance					$5,084,000.00

(xvii)	Defeasance Funding Account Balance					0.00

Average Net Portfolio Yield						20.73%

Minimum Base Rate						7.78%